SCHEDULE A

                         RULE 10F-3 TRANSACTIONS REPORT
                      JANUARY 1, 2004 THROUGH JUNE 30, 2004
             AFFILIATED UNDERWRITER: BANC OF AMERICA SECURITIES, LLC

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                                Type of
                               Security*    Date                                 Principal/            Price
Issuer                         (1), (2), Offering   Purchase                      Shares    Price/     Paid         % of  % of Fund
                               (3), (4)  Commenced  Date       Selling Broker**  Purchased  Par        By Fund      Issue   Assets
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NATIONS SEPARATE ACCOUNT
  TRUST PORTFOLIOS

NATIONS ASSET ALLOCATION
  PORTFOLIO
HAROT 2004-1 A4 3.06%
  10/21/2009                    1       04/15/04    04/15/04   JP Morgan Chase     80,000      $99.976    $79,980     0.01%    0.39%
BMWOT 2004-A A4 3.32%                                          JPM/Chase
  2/25/2009                     1       05/04/04    05/04/04   CMO, ABS            65,000      $99.980    $64,987     0.00%    0.32%
FORDO 2004-A A4 3.540%
  11/18/2008                    1       05/18/04    05/18/04   Bear Stearns       155,000      $99.986   $154,978     0.01%    0.77%
Caterpillar Financial Serv                                     CitiGroup
  4.5%  6/15/2009               1       06/15/04    06/15/04   Financial           20,000      $99.740    $19,948     0.00%    0.09%

NATIONS HIGH YIELD BOND
  PORTFOLIO
Warner Music Group  7.375%
  04/15/14                      3       04/01/04    04/01/04   Deutsche Bank        1,200     $100.000     $1,200     0.03%    0.00%
Ono Finance Plc  10.5%
  05/15/14                      3       05/07/04    05/07/04   Morgan Stanley     680,000     $119.094   $809,842     0.19%    1.00%
Language Line, Inc. 11.125%
  06/15/2012                    3       06/03/04    06/03/04   Merrill Lynch      360,000      $97.432   $350,755     0.22%    0.43%
US Unwired Inc, 10.0%                                          Lehman Brothers
  06/15/2012                    3       06/10/04    06/10/04       Inc.           190,000      $99.326   $188,719     0.08%    0.22%
Pride International 7.375%                                     CitiGroup
 7/15/14                        3       06/22/04    06/22/04   Financial          565,000      $99.474   $562,028     0.11%    0.68%

NATIONS SMALL COMPANY
   PORTFOLIO                                                   Credit Suisse
Blackboard, Inc.                1       06/18/04    06/17/04   First Boston         3,000      $14.000    $42,000     0.05%    0.12%

NATIONS VALUE PORTFOLIO
Genworth Financial Inc.
 - Cl A                         1       05/24/04    05/24/04   Morgan Stanley      13,100      $19.500   $255,450     0.01%    0.44%
Genworth Financial Inc PFD      1       05/24/04    05/24/04   Morgan Stanley         600      $25.000    $15,000     0.00%    0.03%


1ST QUARTER 10F-3 SAT TRADES

NATIONS ASSET ALLOCATION
  PORTFOLIO
Sungard Data Systems  4.875%                                   CitiGroup
  01/15/14                      3        01/12/04   01/12/04   Financial            6,000      $99.336     $5,960     0.00%    0.03%
Proctor & Gamble  5.5%
  02/01/34                      1        01/22/04   01/22/04   Goldman Sachs        8,000      $99.577     $7,966     0.00%    0.04%
Toll Brothers, Inc.  4.95%                                     CitiGroup
  03/15/14                      3        03/09/04   03/09/04   Financial           11,000      $99.517    $10,947     0.00%    0.05%
International Lease Corporation
 3.5%  04/01/09                 1        03/19/04   03/19/04   JP Morgan Chase     24,000      $99.785    $23,948     0.00%    0.12%
EOP Operating LLP  4.75%                                       CitiGroup
  03/15/14                      1        03/23/04   03/23/04   Financial           16,000      $99.774    $15,964     0.00%    0.08%


NATIONS HIGH YIELD BOND
  PORTFOLIO
Exco Resources, Inc. 7.25%                                     Credit Suisse
  01/15/11                      3        01/14/04   01/14/04   First Boston       285,000     $100.000   $285,000     0.08%    0.34%
AES Corporation  7.75%                                         CitiGroup
  03/01/14                      1        02/10/04   02/10/04   Financial          330,000      $98.288   $324,350     0.07%    0.40%
Omega Healthcare Investors,
 Inc.  7.00%   04/01/14         3        03/15/04   03/15/04   Deutsche Bank      155,000     $100.000   $155,000     0.08%    0.20%
Rural Cellular Corporation
  8.25%  03/15/12               3        03/15/04   03/15/04   Lehman Brothers     60,000     $100.000    $60,000     0.02%    0.08%


NATIONS MIDCAP GROWTH
 PORTFOLIO
XM Satellite Radio
  Holdings, Inc.                1        01/22/04   01/22/04   Bear Stearns         5,923      $26.500   $156,960     0.03%    0.38%


NATIONS SMALL COMPANY
 PORTFOLIO
Atheros Communications          1        02/11/04   02/11/04   Morgan Stanley       1,266      $14.000    $17,724     0.01%    0.05%

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* The following designations identify whether the securities are: (1) part of a
Registered Offering; (2) part of an Eligible Foreign Offering; (3) part of an Eligible Rule 144A Offering; or (4) Eligible Municipal Securities, as such terms are defined in the Procedures for Investment Pursuant to Rule 10f-3 under the Investment Company Act of 1940, as amended.

** The Selling Broker is not affiliated with the Affiliated Underwriter.

The amount of securities of any class purchased by a Fund aggregated with purchases by any other investment company advised by the Adviser, and any purchases by another account with respect to which the Adviser has investment discretion if the Adviser exercised such investment discretion with respect to the purchase, shall not exceed (i) 25% of the principal amount of the offering of such class or (ii) if an Eligible Rule 144A offering, 25% of the total of the principal amount of the offering of such class sold to qualified institutional buyers plus the principal amount of the offering of such class in any concurrent public offering.
The securities were offered in a firm commitment underwriting (unless a rights offering) and the securities purchased were of an issuer who had been in continuous operations for not less than three years, including predecessors (except for Eligible Municipal Securities).